Exhibit 32.1

I, Jeffrey L. Harmening, Chief Executive Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)     the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 23, 2020

/s/ Jeffrey L. Harmening

Jeffrey L. Harmening

Chief Executive Officer